Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-effective Amendment No.1 to Registration Statement on Form F-1 of our report dated April 19, 2023 with respect to the audited consolidated financial statements of Bitdeer Technologies Holding Company, included herein.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
September 18, 2023